Exhibit 10.40
EXECUTION VERSION

SALE AND CONTRIBUTION AGREEMENT
dated as of July 22, 2016
among
CHS INC. and
CHS CAPITAL, LLC,
as Originators
and
COFINA FUNDING, LLC,
as the Company

TABLE OF CONTENTS
Page

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TABLE OF CONTENTS
(continued)
Page

	SECTION 8.11	WAIVER OF IMMUNITIES	23
	SECTION 8.12	Captions and Cross References	23
	SECTION 8.13	No Party Deemed Drafter	23
	SECTION 8.14	Calculation of Interest	23
	SECTION 8.15	No Non-Direct Damages	23
	SECTION 8.16	No Proceedings	24
	SECTION 8.17	Grant of Security Interest	24
	SECTION 8.18	Severability	24
	SECTION 8.19	Confidentiality	24

ANNEX 1		UCC Details Schedule
ANNEX 2		Notice Information
ANNEX 3		Designated Loan Agreements

SCHEDULE 1		Form of Purchase Notice
SCHEDULE 2		Form of Subordinated Note

ii

SALE AND CONTRIBUTION AGREEMENT
THIS SALE AND CONTRIBUTION AGREEMENT, dated as of July 22, 2016 (this “Agreement”), is among CHS INC., a Minnesota corporation (“CHS”), as an originator, CHS CAPITAL, LLC (“CHS Capital”), a Minnesota limited liability company, as an originator (CHS and CHS Capital are referred to herein, individually, as an “Originator” and, collectively, as the “Originators”), and COFINA FUNDING, LLC, a Delaware limited liability company (the “Company”).
For good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND RELATED MATTERS
SECTION 1.1    Defined Terms. In this Agreement, unless otherwise specified: (a) capitalized terms used but not defined herein shall have the meanings specified in the Receivables Financing Agreement, dated as of July 22, 2016 (as amended, restated, modified or otherwise supplemented from time to time, the “Receivables Financing Agreement”) among the Company, as Seller, CHS, individually and as Servicer, the various Conduit Purchasers, Committed Purchasers, and Purchaser Agents from time to time party thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrative Agent (the “Administrative Agent”) and (b) the following terms have the meanings indicated below:
“Addition Date” shall have the meaning set forth in Section 2.4.
“Additional Designated Loan Agreement” means a loan facility designated by the Seller for addition to Schedule 1 after the Closing Date.
“CRR” means the European Union Capital Requirements Regulation (Regulation (EU) No. 575/2013) and any related guidelines and regulatory technical standards or implementing technical standards published by the European Banking Authority and adopted by the European Commission.
“CRR Requirements” shall have the meaning set forth in Section 5.1(r).
“Designated Loan Agreements” means (i) the Initial Designated Loan Agreements and (ii) from and after the applicable Addition Date with respect thereto, each Additional Designated Loan Agreement.
“Discount Factor” means a percentage calculated to provide the Company with a reasonable return on its investment in the Pool Assets after taking account of (i) the time value of money based upon the anticipated dates of collection of such Assets and the cost to the Company of financing its investment in such Assets during such period and (ii) the risk of nonpayment by the Account Debtors or Obligors. The Originators and the Company may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof;

provided that any change to the Discount Factor shall apply only prospectively. As of the date hereof, the Discount Factor is 1%.
“Indemnified Amounts” shall have the meaning set forth in Section 7.1.
“Initial Designated Loan Agreements” means the loan facilities identified on Annex 3 on the date hereof.
“Net Worth” means as of the last Business Day of each Collection Period preceding any date of determination, the excess, if any, of (a) the aggregate Unpaid Balance of the Pool Assets at such time and any cash then held by the Company, over (b) the sum of (i) the Total Investment at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).
“Originator Indemnified Party” shall have the meaning set forth in Section 7.1.
“Prior Transaction Taxes” shall have the meaning set forth in Section 7.2.
“Purchase” means each purchase by the Company from an Originator of the Assets and Related Assets pursuant to Section 2.1.
“Purchase Notice” is defined in Section 2.2.
“Purchase Price” means, with respect to each Purchase from an Originator on a Sale Date, the aggregate price to be paid by the Company to such Originator for such Purchase in accordance with Section 2.3 for the Assets being sold to the Company, which price shall equal on any date (i) the product of (x) the Unpaid Balance of such Asset on such date, multiplied by (y) one minus the Discount Factor in effect on such date, minus (ii) any amounts payable in accordance with Section 3.1 or Section 3.3.
“Required Capital Amount” means an amount equal to $16,000.
“Retained Interest” means a material net economic interest of not less than five percent (5%) of the aggregate Unpaid Balance of all Pool Assets in accordance with the text of the CRR.
“Sale Agreement Event of Repurchase” is defined in Section 3.3.
“Sale Date” means each date that an Originator sells or contributes (or purportedly sells or contributes) Receivables or Loans to the Company hereunder determined in accordance with Section 2.2.
“Sale Transaction Taxes” shall have the meaning set forth in Section 7.2.
“Subordinated Loan” has the meaning set forth in Section 2.3(a).
“Subordinated Note” means a promissory note in substantially the form of Schedule 2 hereto as more fully described in Section 2.3.

“Termination Date” means the date that sales and contributions of Receivables and Loans and Related Assets cease under this Agreement pursuant to Article VI hereof.
SECTION 1.2    Other Interpretive Matters. The interpretation of this Agreement, unless otherwise specified, is subject to Appendix A of the Receivables Financing Agreement.
ARTICLE II

AGREEMENT TO PURCHASE, SELL AND CONTRIBUTE
SECTION 2.1    Purchase, Sale and Contribution. Upon the terms and subject to the conditions set forth in this Agreement, each Originator hereby sells or contributes, as applicable, to the Company, and the Company hereby purchases or acquires from each Originator, as applicable, all of such Originator’s right, title and interest in, to and under:
(a)     each Receivable of such Originator that exists and is owing to such Originator as of the Closing Date and the Related Assets with respect to such Receivable;
(b)     each Receivable of such Originator originated by such Originator from and after the Closing Date to and including the Termination Date and the Related Assets with respect to such Receivable;
(c)     each Loan of such Originator that exists and is owing to such Originator under the Initial Designated Loan Agreements as of the Closing Date and the Related Assets with respect to such Loan;
(d)     each Loan of such Originator that exists and is owing to such Originator under each Additional Designated Loan Agreement as of the applicable Addition Date and the Related Assets with respect to such Loan; and
(e)     each Loan of such Originator acquired, originated or created by such Originator (A) under the Initial Designated Loan Agreements from and after the Closing Date to and including the Termination Date and the Related Assets with respect to such Loan, or (B) under the Additional Designated Loan Agreements from and after the applicable Addition Date to and including the Termination Date and the Related Assets with respect to such Loan;
provided that, notwithstanding anything herein to the contrary, CHS shall not be permitted to sell or contribute any Loans to the Company.
SECTION 2.2    Timing of Purchases. All of the Assets sold or contributed pursuant to Sections 2.1(a) and (c) on the Closing Date are hereby sold or contributed, as applicable, to the Company on such date in accordance with the terms hereof. On and after the Closing Date until the Termination Date, (i) each Receivable sold or contributed to the Company pursuant to Section 2.1(b) shall be deemed to have been conveyed by an Originator to the Company immediately (and without further action by any Person) upon the creation or origination of such Receivable, (ii) each Loan sold or contributed to the Company pursuant to Section 2.1(d) shall be deemed to have been conveyed by an Originator to the Company on the applicable Addition Date and (iii) each Loan sold or contributed to the Company pursuant to Section 2.1(e) shall be deemed to have been conveyed by an Originator to the Company on the date the applicable Originator delivers a purchase notice in the form of Schedule 1 (each, a “Purchase Notice”) including such Loans. The Related Assets with respect to each Asset shall be sold at the same time as such Asset, whether such Related Assets exist at such time or arise, are acquired or are originated thereafter.
SECTION 2.3    Purchase Price.

    (a)     The Purchase Price for the Purchase from an Originator of its Assets described in Sections 2.1(a) and (c) shall be payable in full by Company to such Originator on the Closing Date, and shall be paid to such Originator in the following manner:
(i) by delivery of immediately available funds, to the extent of funds made available to the Company under the Receivables Financing Agreement; provided that a portion of such funds shall be offset by amounts owed by CHS Capital to the Company on account of the issuance of equity having a total value of not less than the Required Capital Amount; and
(ii)    the balance, by delivery of the proceeds of a subordinated revolving loan from such Originator to the Company (a “Subordinated Loan”) in an amount not to exceed the lesser of (A) the remaining unpaid portion of such Purchase Price, and (B) the maximum Subordinated Loan that could be borrowed without rendering the Company’s Net Worth less than the Required Capital Amount. Each Originator is hereby authorized by the Company to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto; provided that the failure to make such notation shall not affect any obligation of the Company thereunder.
(b)    The Purchase Price for each Asset sold or contributed by an Originator pursuant to Sections 2.1(b), (d) or (e) shall be due and owing in full by the Company to the applicable Originator or its designee on the applicable Sale Date for such Asset (except that the Company may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to the Company hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the following manner:
(i)     by delivery to such Originator or its designee of immediately available funds, to the extent of funds available to the Company from its subsequent sale of an interest in all of the Assets to the Administrative Agent for the benefit of the Purchasers under the Receivables Financing Agreement or other cash on hand;
(ii)     by an increase in the outstanding balance of the Subordinated Loan of such Originator; provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 2.3(a)(ii); and

(iii)     solely in the case of Receivables originated by CHS Capital, unless the Termination Date has occurred in accordance with this Agreement, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.
Subject to the limitations set forth in Section 2.3(a)(ii), each Originator irrevocably agrees to advance each Subordinated Loan requested by the Company in accordance with this Section 2.3 on or prior to the Termination Date. The Subordinated Loans owing to each Originator shall be evidenced by, and shall be payable in accordance with the terms and provisions of its Subordinated Note and shall be payable solely from funds which the Company is not required under the Receivables Financing Agreement to set aside for the benefit of, or otherwise pay over to, the Purchasers.

(c)    From and after the Termination Date, (i) each Originator shall not be obligated to (but may, at its option) sell its Assets to the Company, or (ii) CHS Capital shall not be obligated to (but may, at its option) contribute its Assets to the Company’s capital pursuant to Section 2.3(b)(iii).
SECTION 2.4    Addition Date. Prior to the Termination Date, each Originator may, but shall not be obligated to, designate from time to time in its discretion additional loan facilities to be included as Designated Loan Agreements as of an applicable date (the “Addition Date” with respect to such Designated Loan Agreements) by providing written notice, on or before the Business Day prior to the applicable Addition Date, to the Company that the applicable Additional Designated Loan Agreements will be included as Designated Loan Agreements.
SECTION 2.5    Deliveries. Each Originator (a) shall deliver to the Custodian within 40 days following the Closing Date or within five (5) Business Days after the applicable Addition Date, as applicable, the Custodian File with respect to each Loan transferred by it to the Company on such date (provided that if any Loan transferred by an Originator to the Company does not contain an Obligor Note, then the applicable Originator may electronically deliver the Custodian File with respect to such Loan) and (b) has recorded and filed and, in the case of Additional Designated Loan Agreements, shall, prior to the applicable Addition Date, record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) naming such Originator as transferor and the Company as purchaser covering the Loans and the Related Assets thereof then existing and thereafter created or acquired meeting the requirements of applicable state law in such manner and in such jurisdictions as are reasonably requested by the Company or necessary to perfect the transfer and assignment of the Loans and Related Assets from such Originator to the Company. The Company shall provide the Custodian with an updated copy of Annex 3 hereto concurrently with any update thereto hereunder. Each Originator has delivered a file-stamped copy of such financing statements or other evidence of such filings to the Company and has taken, or shall take, at the Company’s expense, all other steps as are necessary under applicable law to perfect such transfers and assignments and has delivered, or shall deliver, confirmation of such steps as are reasonably requested by the Company or the Required Purchasers.

SECTION 2.6    No Recourse or Assumption of Obligations. Except as specifically provided in this Agreement, the purchase and sale or contribution, as applicable, of Pool Assets and Related Assets under this Agreement shall be without recourse to any Originator. Each Originator and the Company intend the transactions hereunder to constitute absolute and irrevocable true sales or valid contributions of Pool Assets and the Related Assets by such Originator to the Company, providing the Company with the full risks and benefits of ownership of the Pool Assets and Related Assets (such that the Pool Assets and the Related Assets would not be property of such Originator’s estate in the event of such Originator’s bankruptcy). Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no payments by any Originator shall be made to the Company to the extent that they constitute recourse with respect to a Pool Asset and the Related Assets by reason of the financial or credit condition of the related Account Debtor or Obligor (including the occurrence of an Insolvency Event with respect to the related Account Debtor or Obligor); provided that, for the avoidance of doubt, this paragraph shall not relieve any Originator from making any payments pursuant to this Agreement with respect to any Deemed Collections.
None of the Company, any Purchaser, any Purchaser Agent or the Administrative Agent shall have any obligation or liability under any Pool Assets or Related Assets (including any commitment to fund loans under any Loan Documents), nor shall the Company, any Purchaser, any Purchaser Agent or the Administrative Agent have any obligation or liability to any Account Debtor, Obligor or other customer or client of any Originator (including any commitment to fund loans under any Loan Documents or any other obligation to perform any of the obligations of an Originator under any Pool Assets or Related Assets).
ARTICLE III

ADMINISTRATION AND COLLECTION
SECTION 3.1    Deemed Collections. If, on any day, the Unpaid Balance of a Pool Receivable is reduced (but not cancelled) as a result of any Dilution, the related Originator shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction. If, on any day, a Pool Receivable is canceled (or reduced to zero) as a result of any Dilution, the related Originator shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of the Unpaid Balance (as determined immediately prior to such Dilution) of such Pool Receivable. Any amount deemed to have been received under this Section 3.1 shall constitute a “Deemed Collection”. In the event of any such Deemed Collection, the related Originator shall, if (a) the Liquidation Period has commenced, or (b) the aggregate Total Investment at such time exceeds the sum of the Loan Investment Base and Receivables Investment Base at such time after giving effect to such Deemed Collection, deposit an amount equal to such Deemed Collection into the Concentration Account by no later than the fourth (4th) Business Day after such Originator obtains knowledge or notice thereof (or during the Liquidation Period, within two (2) Business Days from the event giving rise to such Deemed Collection).

SECTION 3.2    Actions Evidencing Purchases.
(a)    Each Originator hereby authorizes the Company, the Administrative Agent or their respective designees to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Assets and the Related Assets now existing or hereafter arising in the name of such Originator.
(b)    Each Originator shall authorize and deliver and file or cause to be filed appropriate continuation statements, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statements filed in connection with this Agreement or any other financing statement filed pursuant to this Agreement.
SECTION 3.3     Repurchase Events. If any of the following events (each, a “Sale Agreement Event of Repurchase”) occurs and is continuing with respect to a Pool Asset:
(a)    any representation or warranty by an Originator hereunder with respect to such Pool Asset is incorrect either (i) in any material respect or (ii) in any manner that adversely affects the value or collectability of such Pool Asset, in each case, when made or deemed made;
(b)    an Originator fails to perform or observe any other term, covenant or agreement with respect to such Pool Assets set forth in any Transaction Document or any related Receivable Documentation or Loan Documents, as applicable, on its part to be performed or observed and such failure shall or could reasonably be expected to have an adverse effect on the collectability of such Pool Asset; or
(c)    either (i) an Originator instructs the related Account Debtor or Obligor to pay any amount with respect to such Pool Asset to an account other than a Lockbox, an Originator Specified Account, an Originator Collection Account, a Seller Collection Account or the Concentration Account or (ii) the related Account Debtor or Obligor refuses to make any payment to a Lockbox, an Originator Specified Account, an Originator Collection Account, a Seller Collection Account or the Concentration Account (unless to the extent such refusal to pay is due to the financial or credit condition of such Account Debtor or Obligor (including the occurrence of an Insolvency Event with respect to such Account Debtor or Obligor)), then, the related Originator shall immediately deliver notice thereof to the Company and the Administrative Agent and, at the time, in the manner and otherwise as hereinafter set forth, repurchase such Pool Asset; provided, however, that if an Event of Repurchase shall have occurred under the Receivables Financing Agreement with respect to such Pool Asset, then such event shall also constitute a Sale Agreement Event of Repurchase for purposes of this Agreement. The repurchase price for a Pool Asset shall be the amount equal to the Unpaid Balance of such Pool Asset at such time and shall be paid to the Concentration Account in immediately available funds by no later than the second (2nd) Business Day following demand therefor by the Company or the Administrative Agent. Upon the payment in full of the repurchase price with respect to a Pool

Asset, such Pool Asset shall hereby be, and be deemed to be, repurchased by the related Originator from the Company without recourse to or warranty by the Company, the Administrative Agent or any Purchaser but free and clear of any lien, encumbrance or other Adverse Claim created by or through the Company, the Administrative Agent and each Purchaser.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
SECTION 4.1    Representations and Warranties. Each Originator represents and warrants to the Company, as to itself, as of the date hereof and as of each Sale Date, as follows:
(a)    Such Originator is a corporation or limited liability company, as applicable, duly formed and existing in good standing under the laws of its jurisdiction of organization; has all necessary corporate or limited liability company power, as applicable, to carry on its present business; and has made all necessary filings in order to be licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a Material Adverse Change with respect to such Originator.
(b)    The execution, delivery and performance by such Originator of each Transaction Document to which it is party and each other document to be delivered by it thereunder, (i) are within its corporate or limited liability company powers, as the case may be, (ii) have been duly authorized by all necessary corporate or limited liability company action, as the case may be, (iii) do not contravene, violate or breach (1) its organizational documents, (2) any Applicable Law, (3) any Contractual Obligation of or affecting such Originator or any of its properties, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property and (iv) do not result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such Contractual Obligation, other than this Agreement and the other Transaction Documents.
(c)    Each Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.
(d)    No authorization or approval or other action by, and no notice to, license from or filing with, any Governmental Authority is required for the due execution, delivery and performance by such Originator of each Transaction Document to which it is a party or any other document to be delivered by it thereunder.
(e)    Each Transaction Document to which such Originator is a party constitutes the legal, valid and binding obligation of such Originator, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).
(f)    There is no pending or, to its knowledge, threatened action, proceeding, investigation or injunction, writ or restraining order affecting such Originator, its Subsidiaries or their respective properties before any Governmental Authority which could reasonably be expected to result in a Material Adverse Change with respect to such Originator.
(g)    Such Originator is Solvent and no Insolvency Event has occurred with respect to such Originator.
(h)    Since August 31, 2015, no Material Adverse Change or event which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Change has occurred with respect to such Originator.
(i)    No Change of Control has occurred.
(j)    All assets of such Originator are free and clear of any Adverse Claim in favor of the Internal Revenue Service, any employee benefit plan, the PBGC or similar entity.
(k)    All information furnished by or on behalf of such Originator to the Company, the Administrative Agent or any other Originator Indemnified Party for purposes of or in connection with the Transaction Documents or any transaction contemplated thereby (including in any Purchase Notice) is, at the time the same is furnished, taken as a whole, true and accurate in all material respects and such information does not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(l)    Such Originator has not changed its name or the location of its jurisdiction of formation during the prior five years.
(m)    Such Originator is not required to register as an investment company under the Investment Company Act.
(n)    No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
(o)    Each Asset included in the Net Pool Balance as an Eligible Receivable or Eligible Loan, as applicable, on the date of the first Information Package delivered after the Sale Date for such Asset, was an Eligible Receivable or Eligible Loan, as applicable, on such Sale Date.
(p)    Each sale by such Originator of a Pool Asset and Related Assets to the Company under this Agreement constitutes the absolute and irrevocable sale and transfer of all right, title and interest of such Originator in such Pool Asset and Related Assets to the Company and no further action, including any filing or recording of any document or any notice to, license from or approval from any Governmental Authority is necessary in order to establish the ownership interest of the Company effected by such sale or to permit the Company to service, enforce or otherwise collect such Pool Asset from the related Account Debtor or Obligor.
(q)    The Company has an ownership interest in the Pool Assets and the Related Assets, free and clear of any Adverse Claim.
(r)    No event has occurred and is continuing and no condition exists, or would result from any sale or contribution by such Originator of any Pool Asset, that constitutes, individually or in the aggregate, an Event of Default, an Unmatured Event of Default, a Servicer Termination Event or an Unmatured Servicer Termination Event.
(s)    Such Originator is in compliance in all material respects with the Receivable Documentation and Loan Documents relating to the Pool Assets as of the Sale Date for such Pool Assets, and, as of the Sale Date of each Pool Asset sold by such Originator pursuant to the terms of this Agreement, neither such Pool Asset nor the Receivable Documentation or Loan Documents related thereto is subject to any defense, dispute, Dilution or any offset, counterclaim or other defense, whether arising out of the transactions contemplated by this Agreement or independently thereof.
(t)    No effective financing statement or other instrument similar in effect covering any Pool Asset or any Related Assets is on file in any recording office (except any financing statements or other instruments filed pursuant to this Agreement or any other Transaction Document), and, to the knowledge of such Originator, no competing notice or notice inconsistent with the transactions contemplated in this Agreement is in effect with respect to any Account Debtor or Obligor.
(u)    Such Originator has filed all material tax returns and reports required by Applicable Law to have been filed by it and has paid all material taxes, assessments and governmental charges, to its knowledge, owing by it, other than any such taxes, assessments or charges that are not yet delinquent or are being contested in good faith by appropriate proceedings.
(v)    The facts regarding the Company, such Originator, Servicer, the Performance Guarantor, the Pool Assets, the Related Assets and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(w)    No sale or contribution by such Originator of Pool Assets hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

(x)    All Pool Assets sold by such Originator hereunder (i) were originated by such Originator in the ordinary course of its business, (ii) are being sold by such Originator to the Company for fair consideration and reasonably equivalent value and (iii) solely with respect to Pool Receivables, represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act.
(y)    Policies and procedures have been implemented and maintained by or on behalf of such Originator that are designed to achieve compliance by such Originator and its Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, such Originator, its Subsidiaries and their respective officers and employees and, to the knowledge of such Originator, its directors and agents acting in any capacity in connection with or directly benefitting from the Purchases hereunder, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects. (i) None of such Originator or any of its Subsidiaries or, to the knowledge of such Originator, any of its directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the Purchases hereunder, is a Sanctioned Person, and (ii) neither such Originator nor any of its Subsidiaries is organized or resident in a Sanctioned Country. No Purchase or use of proceeds thereof by such Originator in any manner will violate Anti-Corruption Laws or applicable Sanctions.
(z)    None of such Originator, any Affiliate of such Originator or any third party with which such Originator or any Affiliate thereof has contracted has delivered, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Purchaser Agent.
(aa)    Each Lockbox is in the name of an Originator, and each Originator owns and has good and marketable title to the applicable Lockboxes free and clear of any Adverse Claim. The Company has a first priority perfected security interest in each Lockbox.
(bb)    Each of the Originator Collection Accounts and Originator Specified Accounts constitutes a “deposit account” within the meaning of the applicable UCC. Each of the Originator Collection Accounts and Originator Specified Accounts is in the name of an Originator, and such Originator owns and has good and marketable title to the such accounts free and clear of any Adverse Claim. The Originator has delivered to the Administrative Agent a fully executed Originator Account Agreement relating to the Originator Collection Accounts, pursuant to which the applicable Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in the Originator Collection Accounts without further consent by the Company, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over the Originator Collection Accounts.

(cc)    Each Originator has complied in all material respects with the Credit and Collection Policy and has not, since the Closing Date, made any changes in the Credit and Collection Policy that would impair in any material respect the collectability, value, validity or enforceability of, or increase the days to pay or Dilution with respect to, any Pool Asset or otherwise have a Material Adverse Change with respect to such Originator without the consent of the Required Purchasers.
(dd)    Not later than the fortieth (40th) day following the Closing Date or the fifth (5th) Business Day following the applicable Sale Date, the Originators shall deliver or cause to be delivered directly to the Custodian for the benefit of the Affected Parties the Custodian File relating to such Pool Assets, and shall cause all Obligor Notes (other than any Obligor Note that has been signed electronically) related to such Pool Assets to be duly indorsed in blank with note transfer powers in the form set forth in the Custodian Agreement.
(ee)    Each Originator as an originator for CRR purposes, represents that, on the Closing Date, its pro rata share of the Retained Interest takes the form of a material net economic interest in accordance with the text of paragraph (d) of Article 405(1) of the CRR represented by the aggregate outstanding principal balance of the Subordinated Loans owed the Originators hereunder.
ARTICLE V

GENERAL COVENANTS
SECTION 5.1    Originator Covenants. Until the Final Payout Date:
(a)    Existence. Each Originator will preserve, renew and maintain in full force and effect its corporate or limited liability company existence (as applicable) and good standing under the laws of the jurisdiction of its organization and take all reasonable action to maintain all rights, privileges, permits and licenses necessary in the normal conduct of its business. Each Originator will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Assets (unless then held by the Custodian) at the address set forth in Annex 1 hereof or, upon 30 days’ prior written notice to the Company and the Administrative Agent, at any other locations in jurisdictions where all actions reasonably requested by the Company and the Administrative Agent or any Purchaser Agent or otherwise necessary to protect, perfect and maintain the Company’s ownership interest in the Pool Assets and Related Assets and security interest in the Lockboxes and the Originator Collection Accounts have been taken and completed.
(b)    Compliance with Laws. Each Originator will comply in all material respects with all Applicable Laws with respect to it, the Pool Assets and the Receivable Documentation and Loan Documents.
(c)    Books and Records. Each Originator will keep its books and accounts in accordance with GAAP and shall make a notation on its books and records, including any computer files, to indicate which Pool Assets have been sold to the Company and its assigns.

Each Originator will maintain such books and accounts in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it. Other than Custodian File held by Custodian in accordance with the Custodian Agreement, each Originator will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Assets and related Receivable Documentation and Loan Documents in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary for collecting all Pool Assets (including records adequate to permit the daily identification of each Pool Asset and all collections of and adjustments to each existing Pool Asset).
(d)    Sales, Liens and Debt. Neither Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Pool Assets or Related Assets or upon or with respect to any account or lockbox to which Collections are required to be sent, or assign any right to receive income in respect thereof, in each case, except the dispositions to the Company and the Administrative Agent and their respective assigns contemplated hereunder and under the other Transaction Documents and the Adverse Claims in favor of the Company and the Administrative Agent and their respective assigns created hereunder and under the other Transaction Documents.
(e)    Audits and Visits. Each Originator will, upon reasonable advance notice of not less than five (5) Business Days (or at any time following the occurrence of an Event of Default that has not been waived in accordance with the Receivables Financing Agreement), during regular business hours, permit the Company, the Administrative Agent and each Purchaser Agent and representatives thereof, at such Originator’s expense, (i) to examine and make abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Pool Assets and Related Assets, including the Receivable Documentation and Loan Documents, and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and, subject to the foregoing, to discuss matters relating to Pool Assets or its performance hereunder or under the related Receivable Documentation and Loan Documents with any of its officers having knowledge of such matters, in each case, at such reasonable times and as often as may reasonably be desired by the Company, the Administrative Agent or any such Purchaser Agent; provided, however, that unless an Event of Default has occurred that has not been waived in accordance with the Receivables Financing Agreement, such Originator shall be required to reimburse the Company, the Administrative Agent and the Purchaser Agents for the costs and expenses related to (x) only one such audit or visitation with respect to such Originator during any calendar year (y) any audit following a material change in the systems of such Originator that occurs after any audit specified in clause (x) or (z) any follow-up audit that is required as a result of any audit specified in clauses (x) or (y).
(f)    Further Assurances. Each Originator will, at its expense, promptly execute, deliver and file all further instruments and documents (including UCC-3 financing statement amendments and continuation statements) necessary or desirable, and take all further action that the Company, the Administrative Agent or any Purchaser Agent may reasonably request, from time to time, in order to perfect, protect or more fully evidence the Company’s full and complete ownership in the Pool Assets and Related Assets and security interest in the Lockboxes and the Originator Collection Accounts, or to enable the Company or the Administrative Agent to exercise or enforce the rights of the Company or the Administrative Agent hereunder or under or in connection with the Pool Assets and Related Assets and the Lockboxes and the Originator Collection Accounts. In connection with any change in its name or jurisdiction of organization, the related Originator will, at its expense, cause to be delivered to the Company and the Administrative Agent (i) one or more opinions of counsel to such Originator, in form and substance reasonably acceptable to the Company and the Administrative Agent, as to such corporate or limited liability company, as applicable, and UCC perfection matters as the Company or the Administrative Agent may request at such time and (ii) one or more certificates of a Responsible Officer of such Originator, in form and substance reasonably acceptable to the Company and the Administrative Agent, with respect to the review of UCC search results.
(g)    Taxes. Each Originator will pay any and all taxes relating to the transactions contemplated under this Agreement, including the sale, transfer and assignment of each Pool Asset and Related Assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Originator.
(h)    Not Adversely Affect Company’s Rights. Each Originator will refrain from any act or omission which, individually or in the aggregate, could reasonably be expected to prejudice, diminish or limit, in each case in any material respect, the Company’s or the Administrative Agent’s rights under or with respect to any of the Pool Assets or Related Assets or this Agreement, except to the extent such act or omission is expressly permitted under this Agreement or any other Transaction Document.
(i)    Anti-Corruption Laws and Sanctions. Policies and procedures will be maintained and enforced by or on behalf of each Originator that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of such Originator, by such Originator and each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, in each case giving due regard to the nature of such Person’s business and activities. Each Originator will not make any Purchase, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Purchase (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (iii) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.

(j)    No Change in Business, Credit and Collection Policy. Neither Originator shall make any change in (A) the character of its business without the prior written consent of the Required Purchasers or (B) the Credit and Collection Policy, which change would, in either case, impair in any material respect the collectability, value, validity or enforceability of, or increase the days to pay or Dilution with respect to, any Pool Asset or otherwise have a Material Adverse Change with respect to such Originator without the prior written consent of the Required Purchasers.
(k)    Mergers, Acquisitions, Sales, etc. Neither Originator shall consolidate or merge with or into, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, any other Person, unless in the case of any such action by such Originator (i) no Unmatured Event of Default or Event of Default exists and is continuing or would be reasonably likely to occur as a result of such transaction and (ii) such Originator is the surviving entity.
(l)    Lockboxes; Originator Collection Accounts; Originator Specified Accounts. No Originator shall terminate or permit the termination of any Originator Specified Account, Originator Collection Account or Lockbox without the prior written consent of the Required Purchasers.
(m)    Misdirected Payments. If an Originator receives a misdirected payment of a Pool Asset from any Account Debtor or Obligor, such Obligor shall remit such funds to an Originator Specified Account no later than two (2) Business Days following receipt thereof. Until remitted to an Originator Specified Account, each Originator shall hold such funds in trust as the Affected Parties’ exclusive property and safeguard such funds for the benefit of the Affected Parties.
(n)    Tax Status. No Originator shall take or cause any action to be taken that could result in the Company being treated as other than a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3.
(o)    Transaction Documents. Without limiting any of each Originator’s covenants or agreements set forth herein or in any other Transaction Document, comply with each and every of its covenants and agreements under each Transaction Document to which it is a party in any capacity.
(p)    Separateness. Each Originator shall comply with Section 7.4 of the Receivables Financing Agreement at all times and neither Originator will take any action inconsistent with Section 7.4 of the Receivables Financing Agreement or the Company’s limited liability company agreement.
(q)    Originator Collection Accounts and Originator Specified Accounts. Each Originator shall take all actions required pursuant to Section 6.2(w) of the Receivables Financing Agreement to (i) ensure that each of the Originator Collection Accounts and Originator Specified Accounts continue to constitute “deposit accounts” within the meaning of the applicable UCC and (ii) permit the Administrative Agent to have “control” (as defined in Section 9-104 of the UCC) over the Originator Collection Accounts. Each Originator shall take all actions necessary to permit the Servicer to apply Collections in accordance with Sections 3.1(d) and 8.6 of the Receivables Financing Agreement.
(r)    CRR. Each Originator undertakes, for the benefit of each Purchaser Group that is required to comply with the requirements of Articles 404-410 of the CRR, together with any applicable guidelines, technical standards or related documents published by the European Banking Authority (or any predecessor or successor agency or authority) or the European Commission (collectively, the “CRR Requirements”), that it shall so long as any Purchaser in any Purchaser Group is required to comply with the applicable CRR Requirements (as determined by such Purchaser in good faith):
(i)    hold and maintain its pro rata share of the Retained Interest based upon the aggregate outstanding principal balance of the Subordinated Loans owed the Originators hereunder on an ongoing basis for so long as the Pool Assets are outstanding;
(ii)    not sell or subject its pro rata share of the Retained Interest to any credit risk mitigation or any short positions or any other hedge in a manner which would be contrary to the CRR;
(iii)    for the purpose of each Information Package, confirm to the Servicer that such Originator continues to comply with clauses (i) and (ii) above;
(iv)    provide notice promptly to each Purchaser Agent in the event such Originator has breached clauses (i) or (ii) above;
(v)    notify each Purchaser Agent of any change to the form of retention of its pro rata share of the Retained Interest;
(vi)    provide confirmation to the Servicer of such Originator’s continued compliance with this clause (r) promptly following a request by any Purchaser Agent delivered as a result of a material change in (i) the performance of any of the Pool Assets or the Receivables Assets, (ii) the risk characteristics of any of the Pool Assets or the Receivables Assets or (iii) the Pool Assets; and
(vii)    provide all information which any Purchaser Group would reasonably require in order for such Purchaser Group to comply with its obligations under the CRR.
SECTION 5.2    Reporting Requirements. From the date hereof until the Final Payout Date, each Originator will furnish to the Company and to the Administrative Agent (without duplication of any reports provided under the Receivables Financing Agreement):

(a)    at least 30 days prior to any change in such Originator’s name or jurisdiction of organization, a notice setting forth the new name or jurisdiction, as applicable, and the proposed effective date thereof;
(b)    such data, reports and information relating to the Pool Assets reasonably requested by the Company, the Administrative Agent or any Purchaser Agent from time to time;
(c)    promptly (and in no event later than five (5) Business Days) following knowledge or notice thereof, written notice in reasonable detail of any Adverse Claim or dispute asserted or claim made against a Pool Asset or any Related Assets;
(d)    promptly (and in no event later than five (5) Business Days) following knowledge or notice thereof, written notice in reasonable detail of the failure of any representation or warranty made or deemed to be made by such Originator under this Agreement or any other Transaction Document to be true and correct in any material respect when made;
(e)    promptly (and in no event later than three (3) Business Days) following knowledge or notice thereof, written notice in reasonable detail of the occurrence of any Event of Default, Unmatured Event of Default, Servicer Termination Event or Unmatured Servicer Termination Event and the action that such Originator proposes to take with respect thereto;
(f)    at least fifteen (15) days prior to (i) the effectiveness of any change in or amendment to the Credit and Collection Policy, a description or, if available, a copy of the Credit and Collection Policy after giving effect to such change or amendment and a written notice (A) indicating such change or amendment and (B) if such proposed change or amendment would be reasonably likely to adversely affect the value, validity, enforceability or collectability of, or increase the days to pay or Dilution with respect to, any Pool Asset or decrease the credit quality of any newly created Assets, requesting the consent of the Company and the Required Purchasers thereto (which consent shall not be unreasonably withheld, conditioned or delayed) and (ii) such Originator making any material change or changes in the character of its business, written notice indicating such change and requesting the consent of the Company and the Required Purchasers thereto (which consent shall not be unreasonably withheld, conditioned or delayed;
(g)    promptly (and in no event later than five (5) Business Days) following receipt thereof, a copy of all periodic statements regarding the Originator Collection Accounts from the applicable Account Banks; and
(h)    as soon as possible and in any event within three (3) Business Days after knowledge or notice of the occurrence thereof, written notice of any matter that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to such Originator.

ARTICLE VI

TERMINATION OF PURCHASES
SECTION 6.1    Automatic Termination. The sale or contribution by the applicable Originator of Pool Assets and Related Assets pursuant to this Agreement shall automatically terminate if an Insolvency Event with respect to such Originator shall have occurred and remain continuing.
ARTICLE VII

INDEMNIFICATION
SECTION 7.1    Originators’ Indemnity. Each Originator hereby agrees, on a several (and not joint or joint and several) basis, to indemnify and hold harmless the Company and its officers, directors, agents, representatives, shareholders, counsel and employees and each of their respective Affiliates, successors and assigns and all other Affected Parties (each, an “Originator Indemnified Party”) from and against any and all damages, claims, losses, costs, expenses and liabilities (including reasonable and documented attorneys’ fees and expenses) (all of the foregoing being collectively referred to as “Indemnified Amounts”) incurred by any such Originator Indemnified Party arising out of or resulting from or related to this Agreement or any other Transaction Document or any of the transactions contemplated by any of the foregoing (to the extent any such Indemnified Amounts are attributed to such Originator or otherwise arise out of or result from or relate to the Pool Assets originated by such Originator) or the ownership, maintenance or funding, directly or indirectly, of the Pool Assets (or any of them) sold by such Originator or otherwise arising out of or resulting from the actions or inactions of such Originator, including any of the following: (i) any representation or warranty made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document which shall have been incorrect when made; (ii) the failure by such Originator to perform any of its covenants or obligations under any Transaction Document; (iii) the failure by such Originator or any Pool Asset originated by such Originator or the related Receivable Documentation or Loan Documents, as applicable, to comply with any Applicable Law; (iv) the failure to vest in the Company ownership of each Pool Asset sold by such Originator and all Collections in respect thereof, and a first priority perfected security interest (within the meaning of the UCC) in, each Pool Receivable sold by such Originator and all Collections in respect thereof, in each case, free and clear of any Adverse Claim; (v) any dispute, Dilution or any other claim by any Account Debtor or Obligor, as applicable, or any Affiliate or assignee thereof resulting from the services performed or merchandise furnished in connection with any Pool Asset originated by such Originator or the furnishing or failure to furnish such services or merchandise or relating to collection activities with respect to any Pool Asset originated by such Originator; (vi) any suit or claim related to any Pool Asset originated by such Originator, any related Receivable Documentation or Loan Documents, as applicable, or, to the extent attributed to or otherwise relating to such Originator, any Transaction Document (other than any such suit or claim that arises as a result of the failure of any Account Debtor or Obligor, as applicable, to pay any sum due under its Pool Asset by reason of the financial or credit condition of such Account Debtor or Obligor, as applicable (including the occurrence of an Insolvency Event with respect to the applicable Account Debtor or Obligor)); (vii) the failure of such Originator to notify any Account Debtor or Obligor, as applicable, of the sale of the Pool Assets (x) by such Originator to the Company pursuant to this Agreement or (y) by the Company to the Administrative Agent (on behalf of Purchasers) pursuant to the Receivables Financing Agreement; (viii) the commingling by such Originator or any of its Affiliates of Collections at any time with other funds of such Originator or any other Person; (ix) the failure to file, or any delay in filing of, financing statements or other similar instruments or documents under the UCC of any applicable jurisdictions or under any other Applicable Laws with respect to any Pool Asset at the time of purchase or acquisition; (x) any loss arising, directly or indirectly, as a result of the imposition of sales or similar transfer type taxes or the failure by any Originator to timely collect and remit to the appropriate authority any such taxes; (xi) the failure by an Originator to comply with the “bulk sales” or analogous laws of any jurisdiction; (xii) any Taxes (other than Excluded Taxes) imposed upon any Originator Indemnified Party or upon or with respect to the Pool Assets, all interest and penalties thereon or with respect thereto, and all costs and expenses related thereto or arising therefrom, including the fees and expenses of counsel in defending the same; (xiii) the ownership, delivery, non-delivery, possession, design, construction, use, maintenance, transportation, performance (whether or not according to specifications), operation (including the failure to operate or faulty operation), condition, return, sale, repossession or other disposition or safety of any Related Assets (including claims for patent, trademark, or copyright infringement and claims for injury to persons or property, liability principles, or otherwise, and claims of breach of warranty, whether express or implied); or (xiv) the violation or breach by any Originator or any of their respective Affiliates of any confidentiality provision, or of any similar covenant of non-disclosure, or any other Indemnified Amount with respect to or resulting from any such violation or breach; provided, however, that in all events there shall be excluded from the foregoing indemnification any damages, claims, losses, costs, expenses or liabilities to the extent resulting from (x) the gross negligence or willful misconduct of the Administrative Agent, its officers, directors, agents, representatives, shareholders, counsel or employees or any of their respective Affiliates, successors and permitted assigns, as determined in a final non-appealable judgment by a court of competent jurisdiction or (y) the failure of an Account Debtor or Obligor, as applicable, to pay any sum due under its Assets by reason of the financial or credit condition of such Account Debtor or Obligor (including the occurrence of an Insolvency Event with respect to the applicable Account Debtor or Obligor). Any amount due and payable pursuant to this Section 7.1 shall be paid to the applicable Originator Indemnified Party in immediately available funds by no later than the tenth (10th) Business Day following demand therefor by such Originator Indemnified Party.
SECTION 7.2    Tax Indemnification. All payments on the Pool Assets received by the related Originator, the Company or any Affiliate thereof from the Account Debtors or Obligors, as applicable, will be paid to the Company free and clear of any present or future taxes, withholdings or other deductions whatsoever which arise by reason of the sale of the Pool Assets from such Originator to the Company (“Sale Transaction Taxes”) or relating to the underlying transactions between such Originator and the Account Debtors and Obligors, as applicable, which gave rise to such Pool Assets (“Prior Transaction Taxes”).  Such Originator will indemnify each Originator Indemnified Party and hold each Originator Indemnified Party harmless for any Sale Transaction Taxes and Prior Transaction Taxes.  Further, such Originator shall pay, and indemnify and hold each Originator Indemnified Party harmless from and against, any Sale Transaction Taxes or Prior Transaction Taxes that may at any time be asserted (including any sales, occupational, excise, gross receipts, personal property, privilege or license taxes, or withholdings, but not including taxes imposed upon any Originator Indemnified Party with respect to its overall net income) and reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) in defending against the same, whether arising by reason of the acts to be performed by such Originator hereunder or otherwise.  Any amount due and payable pursuant to this Section 7.2 shall be paid to the applicable Originator Indemnified Party in immediately available funds by no later than the tenth (10th) Business Day following demand therefor by such Originator Indemnified Party.
SECTION 7.3    Contribution. If for any reason the indemnification provided above in this Article VII is unavailable to an Originator Indemnified Party or is insufficient to hold an Originator Indemnified Party harmless, then each Originator shall contribute to the amount paid or payable by such Originator Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Originator Indemnified Party on the one hand and such Originator on the other hand but also the relative fault of such Originator Indemnified Party as well as any other relevant equitable consideration.
ARTICLE VIII

MISCELLANEOUS
SECTION 8.1    Amendments, etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Originator therefrom shall in any event be effective unless the same shall be in writing and signed by the Company, the Administrative Agent, the Required Purchasers, and (if an amendment) each Originator, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Neither Originator may amend or otherwise modify any other Transaction Document executed by it without the written consent of the Company, the Administrative Agent and the Required Purchasers.
SECTION 8.2    No Waiver; Remedies. No failure on the part of the Company or any Originator Indemnified Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by Applicable Law. Each Originator hereby irrevocably instructs and authorizes the Company and the Administrative Agent at any time following the occurrence of any Event of Default that has not been waived in accordance with the Receivables Financing Agreement to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Company, the Administrative Agent or any branch, agency or Affiliate thereof to, or for the account of, any Originator or any of their respective Affiliates against amounts owing by any Originator to the Company or the Administrative Agent hereunder or under any other Transaction Document (even if contingent or unmatured).
SECTION 8.3    Notices, Etc. Unless otherwise provided herein, all communications by any Originator or the Company under this Agreement or any other agreement entered into in connection herewith shall be in a writing personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, by e-mail or by telecopier (with confirmed receipt) to such Originator or Company, as the case may be, at its address set forth in Annex 2 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. Any documentation in connection herewith, such as copies of invoices, may be sent by any Originator or Company by facsimile or by electronic mail attachment in portable document format (.pdf), and each Originator and Company may otherwise communicate by electronic mail or facsimile. Each Originator agrees that Company may presume the authenticity, genuineness, accuracy, completeness and due execution of any email or fax communication bearing a facsimile or scanned signature resembling a signature of an authorized Person of such Originator without further verification or inquiry by Company. Notwithstanding the foregoing, Company in its sole discretion may elect not to act or rely upon such a communication that it reasonably believes may not be authentic or genuine and shall be entitled (but not obligated) to make inquiries or require further action from such Originator to authenticate any such communication.
SECTION 8.4    Binding Effect; Assignment. Each Originator acknowledges that institutions providing financing pursuant to the Receivables Financing Agreement may rely upon the terms of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall also, to the extent provided herein, inure to the benefit of the parties to the Receivables Financing Agreement. Each Originator acknowledges that the Company’s rights under this Agreement may be assigned to the Administrative Agent and the Purchasers under the Receivables Financing Agreement, consents to such assignments and to the exercise of those rights directly by Administrative Agent to the extent permitted by the Receivables Financing Agreement and acknowledges and agrees that Administrative Agent, each Purchaser and each of their successors and assigns are express third party beneficiaries of this Agreement.
SECTION 8.5    Survival. All covenants, representations and warranties made herein shall continue in full force and effect until the Final Payout Date. Each Originator’s obligations to indemnify Originator Indemnified Parties pursuant to the terms of this Agreement or any other Transaction Document with respect to expenses, damages, losses, costs and liabilities shall survive until the later of (x) the Final Payout Date and (y) all applicable statute of limitations periods with respect to actions that may be brought by the Company or the Administrative Agent under the Transaction Documents have run.
SECTION 8.6    Expenses. Without limiting any other provisions herein, the Originators hereby agree to reimburse each Originator Indemnified Party promptly (but in any event no later than ten (10) Business Days) after demand for:
(a)    all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) that any Originator Indemnified Party incurs in connection with (i) the preparation, negotiation, documentation and delivery of this Agreement and the other Transaction Documents and any amendment of or consent or waiver under any of the Transaction Documents (whether or not consummated) and (ii) the enforcement of, or any actual or reasonably claimed breach of, this Agreement or any of the other Transaction Documents or in advising any Originator Indemnified Party as to its rights and remedies under this Agreement or any of the other Transaction Documents, including, in the case of clause (i) above with respect to any amendment, consent or waiver or clause (ii) above, in each case, reasonable and documented external accountants’, external auditors’, Rating Agencies’ and external consultants’ fees, expenses and charges;
(b)    all reasonable and documented out-of-pocket costs and expenses the Administrative Agent incurs in connection with the administration (including periodic auditing as provided for herein) of this Agreement and the other Transaction Documents and the transactions contemplated thereby, including all reasonable and documented attorneys’ and accountants’ fees, expenses and charges incurred in connection with the administration and maintenance of this Agreement and the other Transaction Documents and the transactions contemplated thereby; and
(c)    all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents.
SECTION 8.7    Execution; Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail attachment in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 8.8    GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR NONPERFECTION OR THE PRIORITY OF THE INTERESTS OF THE COMPANY IN THE POOL ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).
SECTION 8.9    WAIVER OF JURY TRIAL. EACH ORIGINATOR AND COMPANY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.
SECTION 8.10    CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT IT IRREVOCABLY (I) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN

EITHER CASE SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OTHER TRANSACTION DOCUMENT, (II) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (III) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.
SECTION 8.11    WAIVER OF IMMUNITIES. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.
SECTION 8.12    Captions and Cross References. The various captions in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
SECTION 8.13    No Party Deemed Drafter. Each of the parties hereto hereby agrees that no party hereto shall be deemed to be the drafter of this Agreement.
SECTION 8.14    Calculation of Interest. All interest amounts calculated on a per annum basis hereunder are calculated on the basis of a year of 360 days and actual days elapsed.
SECTION 8.15    No Non-Direct Damages. To the fullest extent permitted by Applicable Law, each of the parties hereto agrees not to assert, and hereby waives, any claim against any other party hereto, any of its Affiliates or any of its respective directors, officers, employees, attorneys, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document, any agreement or instrument contemplated hereby, or the transactions contemplated hereby or thereby (other than in respect of any such damages incurred or paid by an Originator Indemnified Party to a third party and to which such Originator Indemnified Party is otherwise entitled to indemnification as provided herein). No Originator Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby; provided that the waiver provided for in this sentence shall not apply to damages to the extent resulting from such Originator

Indemnified Party’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.
SECTION 8.16    No Proceedings. Each Originator hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law, for one year (or if longer, any applicable preference period then in effect) and one day after the Final Payout Date. The provisions of this paragraph shall survive any termination of this Agreement.
SECTION 8.17    Grant of Security Interest. It is the intention of the parties to this Agreement that the conveyance of each Originator’s right, title and interest in and to the Pool Assets, the Related Assets and all the proceeds of all of the foregoing to the Company pursuant to this Agreement shall constitute an absolute and irrevocable purchase and sale or capital contribution, as applicable, and not a loan or pledge. If, notwithstanding the foregoing, the conveyance of the Pool Assets and the Related Assets to the Company is characterized by any third party as a loan or pledge, the parties intend that such Originator shall be deemed hereunder to have granted, and such Originator does hereby grant, to the Company a security interest to secure such Originator’s obligations hereunder in all of such Originator’s now or hereafter existing right, title and interest in, to and under the Pool Assets and the Related Assets and that this Agreement shall constitute a security agreement under Applicable Law. In addition, each Originator does hereby grant, to the Company a security interest to secure such Originator’s obligations hereunder in all of such Originator’s now or hereafter existing right, title and interest in, to and under each Lockbox and each Originator Collection Account. With respect to each such grant of a security interest, the Company may at its option exercise from time to time any and all rights and remedies available to it hereunder, under the UCC or otherwise.
SECTION 8.18    Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 8.19    Confidentiality. Each party hereto agrees to comply with, and be bound by, the confidentiality provisions of Section 13.8 of the Receivables Financing Agreement as if they were set forth herein mutatis mutandis.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
CHS INC.,
as an Originator

By: /s/ Timothy N. Skidmore
Name: Timothy N. Skidmore
Title: CFO

CHS CAPITAL, LLC,
as an Originator

By: /s/ Randy Nelson
Name: Randy Nelson
Title: President

COFINA FUNDING, LLC, as the Company

By: /s/ Eric Born
Name: Eric Born
Title: CCO

S-1    Sale Agreement

ANNEX 1
UCC DETAILS SCHEDULE

(1)	CHS INC.:
(a)    Chief Executive Office

5500 Cenex Drive
St. Paul Minnesota 55077

(b)    Locations Where Records Are Kept

5500 Cenex Drive
St. Paul, Minnesota 55077

(c)    Changes in Location or Name

Not Applicable

(d)    Federal Taxpayer ID Number

41-0251095

(e)    Jurisdiction of Organization

Minnesota

(f)    True Legal Name

CHS Inc.

(g)    Organizational Identification Number

COOP-1328

Annex 1, Page 1

(2)	CHS CAPITAL, LLC:
(a)    Chief Executive Office

5500 Cenex Drive
St. Paul, Minnesota 55077

(b)    Locations Where Records Are Kept

5500 Cenex Drive
St. Paul, Minnesota 55077

(c)    Changes in Location or Name

Formerly known as Cofina Financial, LLC

(d)    Federal Taxpayer ID Number

20-2409352

(e)    Jurisdiction of Organization

Minnesota

(f)    True Legal Name

CHS Capital, LLC

(g)    Organizational Identification Number

1224194-2

Annex 1, Page 2

ANNEX 2
NOTICE INFORMATION
If to an Originator, to the following, as applicable:
CHS Inc.
5500 Cenex Drive
St. Paul, Minnesota 55077
Attention: Brent Dickson
Tel: 651-355-5433
Fax: 800-232-3639
Email: brent.dickson@chsinc.com

CHS Capital, LLC
5500 Cenex Drive
St. Paul, Minnesota 55077
Attention: Eric Born
Tel: 651-355-5479
Fax:  651-355-4917
Email: eric.born@chsinc.com

If to the Company:

Cofina Funding, LLC
5500 Cenex Drive
St. Paul, Minnesota 55077
Attention: Eric Born
Tel: 651-355-5479
Fax:  651-355-4917
Email: eric.born@chsinc.com

With a copy to Administrative Agent at its address set forth in the Receivables Financing Agreement.
[With a copy to each Purchaser Agent at its address set forth in the Receivables Financing Agreement.]

Annex 2, Page 1

ANNEX 3
DESIGNATED LOAN AGREEMENTS

Annex 3, Page 1

SCHEDULE 1
Form of Purchase Notice
[date]
Cofina Funding, LLC
5500 Cenex Drive
St. Paul, Minnesota 55077
Attention: Eric Born
Tel: 651-355-5479
Fax:  651-355-4917
Email: eric.born@chsinc.com

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
1221 Avenue of the Americas
New York, New York 10020
Attention: Securitization Group
Tel: 212-782-6957
Fax: 212-782-6448
Email: securitization_reporting@us.mufg.jp

Reference is hereby made to that certain Sale and Contribution Agreement, dated as of July 22, 2016, among COFINA FUNDING, LLC, a Delaware limited liability company (“Company”), CHS INC. (“CHS”), a Minnesota corporation, as an originator, and CHS CAPITAL, LLC (“CHS Capital”), a Minnesota limited liability company, as an originator (as it may be amended, restated, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings set forth in, or by reference in, the Agreement).
Pursuant to the terms of the Agreement, [CHS] [CHS Capital] hereby provides notice to Company of the sale from such Originator to Company on [_____], 201[_] (the “Sale Date”) of each of the Loans listed on the exhibit attached hereto (the “Pool Assets”). Each of the parties hereto hereby agrees that the aggregate Purchase Price for the Pool Assets shall be $[___________].
Such Originator represents and warrants that as of the date hereof:

Schedule 1

Each of the representations and warranties made by such Originator in the Agreement and each of the other Transaction Documents that are qualified as to materiality are true and correct, and each not so qualified are true and correct in all material respects, in each case, as of the date hereof or, in the case of any representation or warranty which speaks as to a particular date or period, as of that particular date or period.
Such Originator is in compliance in all material respects with each of its covenants and other obligations under the Agreement and each of the other Transaction Documents.
[Signature Pages Follow]

Schedule 1

Upon acceptance by Company of this Purchase Notice and payment of the Purchase Price, Company hereby purchases or accepts, as applicable, and such Originator hereby sells or contributes, as applicable, all of such Originator’s right, title and interest (but none of such Originator’s underlying obligations to the applicable Account Debtor or Obligor) with respect to the Assets set forth on the attached exhibit as of the date hereof.

[CHS INC.,
as an Originator

By:______________________________________
Title:_____________________________________]

[CHS CAPITAL, LLC,
as an Originator

By:______________________________________
Title:_____________________________________]

COFINA FUNDING, LLC,
as the Company

By:______________________________________
Title:_____________________________________

Schedule 1

List of [Receivable Documentation][Loan Documents] for [Account Debtor][Obligor] [____________]
Proposed for Sale as of ____________, 201_

Customer	Invoice Number	Invoice Amount	Due Date	Additional Days

Schedule 1

SCHEDULE 2
Form of Subordinated Note
SUBORDINATED NOTE
______________, 201_

Note. FOR VALUE RECEIVED, the undersigned, Cofina Funding, LLC, a Delaware limited liability company (the “Company”), hereby unconditionally promises to pay to the order of [ORIGINATOR NAME], a(n) __________ ***[corporation] [limited liability company] *** (“Originator”), in lawful money of the United States of America and in immediately available funds, on or before the date following the Termination Date which is one year and one day after the date on which (i) the Unpaid Balance of all Assets sold by Originator under the “Sale Agreement” referred to below has been reduced to zero and (ii) Originator has paid to the Company all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchase thereunder (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by Originator to the Company pursuant to and in accordance with the terms of that certain Sale and Contribution Agreement dated as of July 22, 2016 among Originator and certain of its affiliates, as originators, and the Company (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 2.3 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.
(I)    Interest. The Company further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the 1-month LIBOR rate published in The Wall Street Journal on the first Business Day of each month (or portion thereof) during the term of this Subordinated Note, computed for actual days elapsed on the basis of a year consisting of 360 days and changing on the first business day of each month hereafter (“LIBOR”); provided, however, that if the Company shall default in the payment of any principal hereof, the Company promises to pay, on demand, interest at the rate equal to LIBOR plus 1.50 % per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that the Company may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.
(II)    Principal Payments. Originator is authorized and directed by the Company to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by the Company, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure

Schedule 2-1

of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of the Company hereunder.
(III)    Subordination. Originator shall have the right to receive, and the Company shall make, any and all payments and prepayments relating to the loans made under this Subordinated Note so long as after giving effect to any such payment or prepayment, the aggregate Unpaid Balance of Assets owned by the Company at such time exceeds the sum of (a) the Total Investment, Yield and all other amounts owed to the Affected Parties at such time under the Receivables Financing Agreement, plus (b) the aggregate outstanding principal balance of all loans made under this Subordinated Note. Originator hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Company owing to the Administrative Agent or any other Affected Party under that certain Receivables Financing Agreement dated as of July 22, 2016 by and among the Company, CHS Inc., as initial Servicer (the “Servicer”), various Purchaser Groups from time to time party thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as the administrative agent (the “Administrative Agent”) (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Administrative Agent, the Purchaser Agents and the Purchasers and/or any of their respective assignees (collectively, the “Senior Claimants”) under the Receivables Financing Agreement. Until the date on which the “Total Investment” outstanding under the Receivables Financing Agreement has been repaid in full and all other obligations of the Company and/or the Servicer thereunder and under the “Fee Letter” referenced therein (all such obligations (other than contingent obligations for which no claim has been asserted), collectively, the “Senior Claim”) have been indefeasibly paid and satisfied in full, Originator shall not institute against the Company any proceeding of the type described in Section 8.16 of the Sale Agreement unless and until the Collection Date has occurred. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of this Section III, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Administrative Agent for the benefit of the Senior Claimants.
(IV)    Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 8.16 of the Sale Agreement involving the Company as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Total Investment and the Senior Claim (including “Yield” as defined and as accruing under the Receivables Financing Agreement after the commencement of any such proceeding, whether or not any or all of such Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of the Company of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise)

Schedule 2-2

directly to the Administrative Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.
(V)    Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 8.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Administrative Agent and the Required Purchasers.
(VI)    GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT NEW YORK, NEW YORK, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.
(VII)    Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.
(VIII)    Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Administrative Agent, and any such attempted transfer shall be void.
COFINA FUNDING, LLC
By:
Title:

Schedule 2-3

Schedule
to
SUBORDINATED NOTE
SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

DATE	AMOUNT OF SUBORDINATED LOAN	AMOUNT OF PRINCIPAL PAID	UNPAID PRINCIPAL BALANCE	NOTATION MADE BY (INITIALS)

Schedule 2-1